Exhibit 99.3

     Certain Forward-Looking Information — Reconciliation of Non-GAAP to GAAP

			Quarterly Mix
Consolidated	Range		Q1	Q2	Q3	Q4
Revenues	$1,145,000	$1,175,000	23%-24%	24%-25%	25%-26%	26%-27%

Income before taxes, non-cash, restructuring and other items	150,000	158,000	19%	21%	26%	34%
Depreciation and amortization	56,000	57,000	23%	25%	26%	26%
Non-cash content and stock compensation	27,000	27,000	28%	27%	25%	20%
Income tax provision	13,000	14,000

Net income	$54,000	$60,000	10%	15%	30%	45%

Revenues:

•	Envoy — Approximately 59% of consolidated revenue in Q1 and approximately 57% of revenues for the balance of the year.

•	Practice Services – Approximately 28% of consolidated revenues in Q1 and approximately 27% for the balance of the year.

•	Health – Approximately 10% of consolidated revenue in Q1, increasing sequentially to approximately 13% by year-end.

•	Porex – Approximately 7% of consolidated revenues throughout 2004.

•	Eliminations – Approximately 3% of net revenues.

Operating Margin:

•	Envoy – Approximately 18% in Q1 increasing to the low 20% range over the balance of the year.

•	Practice Services – Low to mid single digits in Q1 to 10% or 11% by the end of 2004.

•	Health – Approximately 15% in Q1 and increasing up to the high 20% range by year-end.

•	Porex – Approximately 27-30% throughout the year.

•	Corporate – Corporate expenses should be approximately 5% of net revenues.